UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

__________________

FORM 8-K
_______________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2008

Katy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05558	75-1277589
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2461 South Clark Street, Suite 630
Arlington, Virginia  22202
(Address of principal executive offices) (Zip Code)

(703) 236-4300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers

On April 7, 2008, the Board of Directors (the “Board”) of Katy Industries, Inc. (the “Company”) announced the resignation of Anthony T. Castor, III as President and Chief Executive Officer, effective the close of business April 18, 2008.  Mr. Castor further resigned as a member of the Company’s Board, also effective April 18, 2008.  Mr. Castor will be paid termination benefits in accordance with the terms outlined in Section 5(e)(ii)(B) of the employment agreement between the Company and Mr. Castor, as previously filed on August 15, 2005.  Mr. Castor served on the Executive Committee of the Board of Directors.  His resignation is not due to any disagreements with the Company.

On April 7, 2008, the Board announced the appointment of David J. Feldman as President and Chief Executive Officer, effective April 21, 2008.  Mr. Feldman, age 49, was also appointed as a member of the Board, effective April 21, 2008.  Mr. Feldman will also be appointed to serve on the Executive Committee of the Board.  Mr. Feldman is currently President and Chief Operating Officer of Airserv Corporation and has held this position since June 2007.  From December 2002 to May 2006, Mr. Feldman was President of Cooper Lighting, a division of Cooper Industries, Inc.  From June 2006 to May 2007, Mr. Feldman pursued private business interests.

The Compensation Committee of the Board approved a compensation package for Mr. Feldman that includes a base salary of $400,000 with a target incentive bonus of 70% of his base salary.  For 2008 only, the entire annual bonus ($280,000) of Mr. Feldman’s target incentive bonus will be guaranteed.  The compensation package includes a grant to Mr. Feldman of 750,000 options with an exercise price equal to market price on the first day of his employment to purchase common stock of the Company, vesting in three annual installments.  The option grant includes anti-dilution provisions that under certain circumstances could increase the number of options granted to Mr. Feldman.

Mr. Feldman's compensation package will provide him with severance payments of between 12 and 18 months of his base salary in effect on the date of termination of his employment upon our termination without cause or his termination for good reason, each as to be defined in an employment agreement.  The compensation package will also provide Mr. Feldman with severance payments of 24 months of his base salary in effect on the date of termination in the event of a change of control which results in Mr. Feldman’s termination either at the time of the change of control or within 6 months after the change of control.  In addition, a change of control would accelerate the vesting of Mr. Feldman's unvested options.  The employment terms will also include provisions prohibiting Mr. Feldman from competing with the Company or soliciting its employees for a period of 18 months following the termination of his employment. The Company expects to enter into an employment agreement with Mr. Feldman containing these terms.

Mr. Feldman will not receive any additional compensation for serving as a director.  There are no related party transactions between the Company and Mr. Feldman reportable under Item 404(a) of Regulation S-K.

This Current Report on Form 8-K may contain various “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements are based on the beliefs of Katy’s management, as well as assumptions made by, and information currently available to, the company’s management.  These statements are subject to risks and uncertainties that may cause actual results to differ materially from the statements and other information contained herein.  Additionally, the forward-looking statements are based on Katy’s current expectations and projections about future events and trends affecting the financial condition of its business and are not a guarantee of future performance.  Undue reliance should not be placed on such forward-looking statements, as they speak only as of the date hereof and we undertake no obligation to update these statements to reflect subsequent events or circumstances, except as may be required by law.  Additional information regarding these and other risks and uncertainties is contained in our periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.  Katy undertakes no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                     Description

99.1                                Press Release issued by Katy Industries, Inc. on April 7, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KATY INDUSTRIES, INC.
(Registrant)

By: /s/ Amir Rosenthal
Amir Rosenthal
Vice President, Chief Financial Officer,
General Counsel and Secretary

Date:  April 7, 2008

Exhibits

Exhibit No.                     Description

99.1                                Press Release issued by Katy Industries, Inc. on April 7, 2008.